UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 17, 2015
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 21, 2015, QUALCOMM Incorporated (the Company) and JANA Partners LLC (JANA) entered into a Cooperation Agreement (the Cooperation Agreement).
Pursuant to the Cooperation Agreement, the Company has appointed Mark D. McLaughlin and Anthony J. Vinciquerra (the July 22nd Directors) to the Board of Directors of the Company (the Board) effective July 21, 2015. In addition, the Company has agreed to appoint one additional director selected by the Company (the Additional Director), who shall (1) be independent of JANA and the JANA Affiliates (as defined in the Cooperation Agreement), (2) have been consented to by JANA and (3) qualify as an independent director of the Company under the Listing Rules of the NASDAQ Stock Market (the NASDAQ Listing Rules), to serve as a director on the Board effective as promptly as practicable following the execution of the Cooperation Agreement. The Company also agreed that, subject to the conditions set forth in the Cooperation Agreement, the Board will nominate Messrs. McLaughlin and Vinciquerra and the Additional Director for election to the Board at the Company’s 2016 Annual Meeting of Stockholders (the 2016 Annual Meeting). The Board will consider in good faith any candidates proposed by JANA as a possible Additional Director.
Each of Mr. McLaughlin and Mr. Vinciquerra and the Additional Director must, at all times while serving as a member of the Board, comply with all policies applicable to the Company’s non-employee directors. In addition, each of Mr. McLaughlin and Mr. Vinciquerra has provided to the Company an irrevocable resignation letter from the Board that will be effective at such time as JANA commits a material breach of the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice from the Company.
If either or both of Mr. McLaughlin or Mr. Vinciquerra resigns, refuses to or cannot serve (due to death or disability) during the Standstill Period (as defined below), JANA may designate a replacement designee. Any replacement designee must, among other matters, (1) be independent of JANA and the JANA Affiliates, (2) be reasonably acceptable to the Company and (3) qualify as an independent director under the NASDAQ Listing Rules, and thereafter such individual or individuals shall be considered to be a “July 22nd Director” or “July 22nd Directors,” as applicable, under the Cooperation Agreement. If the Additional Director resigns, refuses to or cannot serve (due to death or disability) during the Standstill Period, the Company shall be entitled to designate a replacement director, who shall (1) be independent of JANA and the JANA Affiliates, (2) have been consented to by JANA and (3) qualify as an independent director of the Company under the NASDAQ Listing Rules, and thereafter such individual shall be considered to be the “Additional Director” under the Cooperation Agreement.
JANA has agreed to various standstill provisions in the Cooperation Agreement. For the duration of the Standstill Period, JANA has agreed, among other things, that it will not:

1.
in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;

2.	participate in any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) with respect to any securities of the Company;

3.	acquire any ownership interest of 4% or more of the Company’s common stock outstanding at such time;

4.	sell securities of the Company to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Company’s common stock outstanding at such time;

5.
effect any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, scheme of arrangement, plan of arrangement or other business combination involving the Company; or

6.	call any meeting of stockholders or nominate any candidate to the Board.
JANA has also agreed that, during the Standstill Period, it will vote its shares in favor of the re-election of the July 22nd Directors, the Additional Director and all directors who are members of the Board as of July 21, 2015. It will also vote its shares in accordance with the Board’s recommendations on all other matters, except with respect to (x) proposals to authorize or approve any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, scheme of arrangement, plan of arrangement or other business combination involving the Company, (y) the implementation of takeover defenses or (z) new or amended incentive compensation plans.

JANA and the Company have each agreed, subject to certain exceptions for objective statements reflecting views with respect to factual matters, that during the Standstill Period, neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, the other party or affiliates thereof or any of its officers, directors or employees.
In addition, the Company has also agreed that until the end of the Standstill Period, it will not increase the size of the Board, or fill any vacancies on the Board, if doing so would result in the Board having greater than (1) 15 members between July 21, 2015 and the appointment of the Additional Director, (2) 16 members between the appointment of the Additional Director and the 2016 Annual Meeting or (3) 15 members after the 2016 Annual Meeting.
The “Standstill Period” means the period commencing on July 21, 2015 and terminating on the date that is the earlier of (1) a material breach by the Company of the Cooperation Agreement which is not cured within 15 days after receipt by the Company of written notice from JANA and (2) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting of Stockholders (the 2017 Annual Meeting).
The Cooperation Agreement terminates upon the expiration of the Standstill Period. The Company’s obligations under the Cooperation Agreement terminate earlier if JANA commits a material breach of the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice from the Company.
The foregoing summary of the Cooperation Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 17, 2015, General Brent Scowcroft and Duane A. Nelles, members of the Board, informed the Company that they were retiring from the Board effective immediately. Also on July 17, 2015, Raymond V. Dittamore, another member of the Board, informed the Company that assuming he is nominated and re-elected to the Board at the 2016 Annual Meeting, he does not intend to stand for re-election to the Board at the 2017 Annual Meeting. Accordingly, Mr. Dittamore’s service on the Board would conclude effective as of the 2017 Annual Meeting.
(d) On July 21, 2015, the Company appointed Mark D. McLaughlin and Anthony J. Vinciquerra to the Board. Mr. McLaughlin and Mr. Vinciquerra were each appointed for a term of office that expires at the 2016 Annual Meeting. The Board appointed each of Mr. McLaughlin and Mr. Vinciquerra in accordance with the terms of the Cooperation Agreement described in Item 1.01. The Board has not yet determined whether to name Mr. McLaughlin or Mr. Vinciquerra to any of its committees. Pursuant to the Cooperation Agreement, JANA has the right to request that the Board appoint either Mr. McLaughlin or Mr. Vinciquerra to any two of the Audit Committee, the Compensation Committee or the Governance Committee. Messrs. McLaughlin and Vinciquerra will each receive compensation for their services as non-employee directors under the Company’s director compensation program. The components of that program were described in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders held on March 9, 2015. Under the director compensation program, on July 21, 2015, Messrs. McLaughlin and Vinciquerra were each granted 1,797 deferred stock units (DSUs), representing a pro rata portion of the value of a DSU award for a full year of service on the Board. Other than the Cooperation Agreement described in Item 1.01, there are no transactions between Mr. McLaughlin or Mr. Vinciquerra and the Company that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On July 22, 2015, the Company issued a press release announcing the Company’s Strategic Realignment Plan as well as its entry into the Cooperation Agreement. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
Following review and recommendation by the Governance Committee of the Board, the Board has decided not to renew the Amended and Restated Rights Agreement dated as of September 26, 2005 between the Company and Computershare Trust Company, N.A., as successor Rights Agent to Computershare Investor Services LLC, as amended (the “Rights Agreement”). As such, the Rights Agreement will expire on September 25, 2015.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed, in the case of Exhibit 99.1, or furnished, in the case of Exhibit 99.2, herewith:

Exhibit No.	Description
99.1	Cooperation Agreement, dated as of July 21, 2015, between the Company and JANA Partners LLC
99.2	Press Release, dated as of July 22, 2015, by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	July 22, 2015	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cooperation Agreement, dated as of July 21, 2015, between the Company and JANA Partners LLC
99.2	Press Release, dated as of July 22, 2015, by the Company